JOHN H. UNTEREKER



                              AMENDMENT NO. 1
                                    TO
                 EMPLOYMENT AND NON-COMPETITION AGREEMENT


     THIS AMENDMENT NO. 1 to Employment and Non-Competition Agreement (the "Amendment") dated as of March 1, 1999 by and between John H. Untereker (the "Employee") and OMNI Energy Services Corp. (the "Company").

     WHEREAS, Employee and the Company entered into an Employment and Non-Competition Agreement on July 21, 1998 (the "Agreement"); and

     WHEREAS, Employee and the Company desire to amend the terms and conditions of the Agreement in accordance with Section 16 thereof;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree as follows:

     Section 2 of the Agreement is hereby amended and restated to read in its entirety as follows:

          2. TERM. Subject to the provisions for termination and for extension upon a Change of Control as hereinafter provided, the term of Employee's employment with the Company shall commence on August 4, 1998 and shall expire on August 4, 2001, except that the provisions of Sections 7 and 8 of this Agreement shall survive the termination of this Agreement for a period of two (2) years thereafter.

     Section 3(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

          (d) Of the 55,000 options granted pursuant to paragraph 3(c), 5,000 will be designated guaranteed return options (the "Guaranteed Return Options"). If on January 1, 2000 the closing price of the Common Stock, as reported on the Nasdaq National Market System, or such other exchange on which the Common Stock is then traded (the "Closing Price"), is not at least $10.00 greater than the per share exercise price of such Guaranteed Return Options (the "Exercise Price"), then as to each Guaranteed Return Option remaining unexercised at such date, the Company shall pay Employee the amount, if any, by which (i) the sum of the Exercise Price plus $10.00, exceeds (ii) the greater of (a) the Exercise Price or (b) the Closing Price.

     The second paragraph of Section 4 of the Agreement is hereby amended and restated to read in its entirety as follows:

          Employee shall be entitled in each year, at a time convenient to the Company, to a vacation of three weeks per year on the same policies as applicable to employees of the Company generally and during which his salary will be paid in full.

     The Agreement is hereby amended to include a new Section 22, which shall read in its entirety as follows:

          22. CHANGE IN CONTROL.

               (a) Notwithstanding anything in this Agreement to the contrary, in the event of a "Change of Control" (as hereinafter defined), the term of this Agreement shall be automatically extended without the necessity of any action on the part of any party to expire on the third anniversary of such "Change of Control."

               (b) For purposes of this Agreement, "Change in Control" shall mean any of the following events occurring after the Effective Date:

                    (i)   any   "person,"   including   a  "group"  as
          determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Advantage Capital Corporation and its affiliates (as defined under the Exchange Act), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                    (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

                    (iii) the Company is merged or consolidated with another corporation or entity and, as a result of the merger or consolidation, less than 80% of the outstanding voting securities of the surviving corporation or entity is then owned in the aggregate by the former stockholders of the Company;

                    (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

                    (v) the Company transfers all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

     All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

     Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

     Any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

     The validity of this Amendment, the construction of its terms and the determination of the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with the laws of the State of Louisiana.

     This Amendment may be executed by the parties in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                            OMNI ENERGY SERVICES CORP.


                            By:

                                       David A. Jeansonne
                                      Chairman of the Board


                            By:

                                        John H. Untereker